David N. Jordan
L-J, Inc.
220 Stoneridge Drive
Suite 405
Columbia, SC  29210

Mr. George L. Ball
Chairman of the Board
Nestor, Inc.
42 Oriental Street
Providence, RI  02908

Dear George:

For personal reasons, effective December 19, 2008, I hereby resign as a director of Nestor, Inc.

Sincerely,

/s/ David N. Jordan
David N. Jordan